Strategic Partners Opportunity Funds.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077




Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Strategic Partners Opportunity Funds.

		File Nos. 333-95849 and 811-09805

	On behalf of the Strategic Partners Opportunity Funds, enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

Very truly yours,
                                                                     _________
                                                          Grace Torres
					 	  Treasurer and
						  Principal Financial and
						  Accounting Officer.